EXHIBIT 21

HUMANA INC.

SUBSIDIARY LIST

ALABAMA

1.	CompBenefits of Alabama, Inc.

ARIZONA

1.	Managed Prescription Program

ARKANSAS

1.	American Dental Providers of Arkansas, Inc. – Doing Business As:

a.	CompBenefits

CALIFORNIA

1.	Humana Health Plan of California, Inc.

CAYMAN ISLANDS

1.	OMP Insurance Company, Ltd.

DELAWARE

1.	American Tax Credit Corporate Georgia Fund III, L.L.C.

2.	Auto Injury Solutions, Inc.

3.	Availity, L.L.C.

4.	B-Cycle, LLC

5.	CompBenefits Corporation

6.	CompBenefits Direct, Inc.

7.	Concentra Akron, L.L.C.

8.	Concentra Arkansas, L.L.C.

9.	Concentra Inc.

10.	Concentra Laboratory, L.L.C.

11.	Concentra Operating Corporation

12.	Concentra St. Louis, L.L.C.

13.	Concentra Solutions, Inc.

14.	Concentra South Carolina, L.L.C.

15.	Concentra-UPMC, L.L.C.

16.	DefenseWeb Technologies, Inc.

17.	Emphesys, Inc. – Doing Business As:

a.	Texas-Emphesys, Inc. (TX)

18.	Green Ribbon Health, L.L.C.

19.	Health Value Management, Inc. – Doing Business As:

a.	ChoiceCare Network

b.	National Transplant Network

20.	HUM INT, LLC

21.	Humana Government Network Services, Inc.

22.	Humana Inc. – Doing Business As:

a.	H.A.C. Inc. (KY)

b.	Humana of Delaware, Inc. (CO)

23.	Humana Innovation Enterprises, Inc. – Doing Business As:

a.	Personal Nurse (KY)

24.	Humana Military Dental Services, Inc.

25.	Humana Military Healthcare Services, Inc. – Doing Business As:

a.	Humana Clinical Resources (AL, AZ, CA, FL, GA, KY, LA, MA, MI, MS, ND, NY, OK, PA, TN, TX, WY)

26.	Humana Pharmacy, Inc. – Doing Business As:

a.	Humana Mail (TX)

b.	The Pharmacy (TX)

c.	PrescribeIT Rx (CO, FL, Filings Pending in AZ and TX)

d.	RightSource

e.	RightSource Mail (AZ, FL, IL, LA, NJ, PA, TX, UT, VT)

DELAWARE (Continued)

27.	Humana Veterans Healthcare Services, Inc. – Doing Business As:

a.	HVHS, Inc. (TX)

28.	Humana WellWorks LLC

29.	HumanaDental, Inc.

30.	KMG Capital Statutory Trust I

31.	Latin Healthcare Fund, L.P.

32.	National Healthcare Resources, Inc.

33.	Occupational Health + Rehabilitation LLC

34.	Sensei, Inc.

ENGLAND & WALES

1.	Humana Europe, Ltd.

FLORIDA

1.	CAC-Florida Medical Centers, LLC – Doing Business As:

a.	Medical Specialty and Ancillary Care Centers

b.	Medi-Cab

c.	Physicians Group of Florida

2.	CarePlus Health Plans, Inc. – Doing Business As:

a.	Solicare Health Plans

3.	CompBenefits Company – Doing Business As:

a.	Vision Cares, Inc.

b.	Vision Care Plan

4.	CPHP Holdings, Inc.

5.	HUM-e-FL, Inc.

6.	Humana AdvantageCare Plan, Inc. – Doing Business As:

a.	HomeCare Docs

7.	Humana Dental Company – Doing Business As:

a.	Humana Oral Care Company (TN)

8.	Humana Health Insurance Company of Florida, Inc.

9.	Humana Medical Plan, Inc. – Doing Business As:

a.	Florida Comfort Choice

b.	Florida Senior’s Choice

c.	Humana Family

10.	HumanaCares, Inc.

GEORGIA

1.	CompBenefits of Georgia, Inc.

2.	Humana Employers Health Plan of Georgia, Inc.

ILLINOIS

1.	CompBenefits Dental, Inc.

2.	Competitive Health Analytics, Inc.

3.	Dental Care Plus Management, Corp. – Doing Business As:

a.	CompBenefits

4.	Humana Benefit Plan of Illinois, Inc.

5.	The Dental Concern, Ltd. – Doing Business As:

a.	TDC (MO)

KENTUCKY

1.	CHA HMO, Inc.

2.	CHA Service Company

3.	Crescent Centre Condominium Ltd. Partnership

4.	HUM-Holdings International, Inc.

5.	Humana Active Outlook, Inc.

6.	Humana Health Plan, Inc. – Doing Business As:

a.	Humana Health Care Plans of Indiana (IN)

7.	Humana Insurance Company of Kentucky

8.	Humana MarketPOINT, Inc. – Doing Business As:

a.	Humana MarketPOINT Insurance Sales (CA)

9.	Humco, Inc.

10.	Preservation on Main, Inc.

11.	The Dental Concern, Inc. – Doing Business As:

a.	The Dental Concern/KY, Inc. (IN)

b.	The Dental Concern/KY, Inc. (MO)

12.	The Humana Foundation Inc.

13.	516-526 West Main Street Condominium Council of Co-Owners, Inc.

LOUISIANA

1.	Humana Health Benefit Plan of Louisiana, Inc. – Doing Business As:

a.	Humana

2.	Humana Health Plan Interests, Inc.

MAINE

1.	CM Occupational Health, Limited Liability Company

2.	OHR/Baystate, LLC

MASSACHUSETTS

1.	Concentra Integrated Services, Inc.

2.	OHR/MMC, Limited Liability Company

MICHIGAN

1.	Humana Medical Plan of Michigan, Inc.

NEVADA

1.	Concentra Health Services, Inc. – Doing Business As:

a.	Concentra Medical Centers

NEW YORK

1.	Humana Insurance Company of New York

NORTH CAROLINA

1.	American Dental Plan of North Carolina, Inc.

OHIO

1.	Humana Health Plan of Ohio, Inc. – Doing Business As:

a.	ChoiceCare/Humana (IN)

b.	Humana/ChoiceCare (IN)

2.	Hummingbird Coaching Systems LLC – Doing Business As:

a.	Hummingbird Coaching Services (IL, OH)

PENNSYLVANIA

1.	Concentra Occupational Healthcare Harrisburg, L.P.

2.	Humana Medical Plan of Pennsylvania, Inc.

PUERTO RICO

1.	Healthcare E-Commerce Initiative, Inc.

2.	Humana Health Plans of Puerto Rico, Inc.

3.	Humana Insurance of Puerto Rico, Inc.

4.	Humana MarketPOINT of Puerto Rico, Inc.

SOUTH CAROLINA

1.	Kanawha Insurance Company – Doing Business As:

a.	Kanawha Adjusters (NY)

TENNESSEE

1.	Cariten Health Plan Inc.

2.	Cariten Insurance Company

3.	Kanawha Healthcare Solutions, Inc. – Doing Business As:

a.	Kanawha HealthCare Solutions Administrators (CA)

4.	PHP Companies, Inc. – Doing Business As:

a.	Cariten Healthcare

5.	Preferred Health Partnership, Inc. – Doing Business As:

a.	Cariten TPA Services

6.	Preferred Health Partnership of Tennessee, Inc.

TEXAS

1.	CompBenefits Insurance Company

2.	DentiCare, Inc. – Doing Business As:

a.	CompBenefits

3.	Concentra Occupational Health Research Institute

4.	Corphealth, Inc. – Doing Business As:

a.	LifeSynch

5.	Corphealth Provider Link, Inc.

6.	Emphesys Insurance Company

7.	Humana Health Plan of Texas, Inc.

8.	Texas Dental Plans, Inc.

UTAH

1.	Humana Medical Plan of Utah, Inc.

VERMONT

1.	Managed Care Indemnity, Inc. – Doing Business As:

a.	Witherspoon Parking Garage (KY)

VIRGINIA

1.	KMG America Corporation

WISCONSIN

1.	CareNetwork, Inc. – Doing Business As:

a.	CARENETWORK

2.	Humana Insurance Company

3.	Humana Wisconsin Health Organization Insurance Corporation – Doing Business As:

a.	WHOIC

b.	WHO

4.	HumanaDental Insurance Company

5.	Independent Care Health Plan